                                                                    EXHIBIT 10.1



                           SECOND AMENDMENT TO SECOND
                    AMENDED AND RESTATED FINANCING AGREEMENT



     THIS SECOND AMENDMENT TO SECOND AMENDED AND RESTATED FINANCING AGREEMENT (the "Amendment") dated as of June 15, 1998, is by and among ENCORE WIRE CORPORATION, a Delaware corporation ("Borrower"), NATIONSBANK, N.A. (successor by merger to NationsBank of Texas, N.A.), a national banking association, and BANK OF AMERICA, TEXAS, N.A., a national banking association, in their individual capacities as "Lenders" (as such term is defined herein), and NATIONSBANK, N.A. (successor by merger to NationsBank of Texas, N.A.), a national banking association, as agent for itself and the other Lenders (in such capacity, together with its successors in such capacity, the "Agent").

                              W I T N E S S E T H:

     WHEREAS, the Borrower, the Agent and the Lenders are parties to the Second Amended and Restated Financing Agreement, dated as of June 9, 1997, as amended by the First Amendment to Second Amended and Restated Financing Agreement, dated as of February 20, 1998 (the "First Amendment") (as so amended, the "Original Financing Agreement") relating to a $40,000,000 revolving credit facility ("Facility"), pursuant to which, inter alia, the Lenders agreed to make certain loans available to the Borrower upon the terms and conditions contained in the Original Financing Agreement;

     WHEREAS, Borrower desires that the Lenders increase the available credit under said facility to an aggregate of $55,000,000 and make certain other modifications to the Original Financing Agreement; and

     WHEREAS, the parties hereto desire to amend the Original Financing Agreement in accordance with the terms and provisions of this Amendment;

     NOW, THEREFORE, for and in consideration of these premises and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower, the Agent and the Lenders hereby agree as follows:

     1. Terms. All capitalized terms defined in the Original Financing Agreement and not otherwise defined herein shall have the same definitions when used herein as set forth in the Original Financing Agreement as amended by this Amendment.

     2. Amendment of Section 1.83. Section 1.83 of the Original Financing Agreement is amended by deleting Section 1.83, as amended by the First Amendment, in its entirety and replacing it with the following:

     1.83 "Revolving Credit Limit" means the amount of (i) Fifty-Five Million Dollars ($55,000,000) for the period commencing on June 15, 1998 through and including June 30, 1999 and (ii) Fifty Million Dollars ($50,000,000) for the period commencing on June 30, 1999 until the last day of the Contract Term. Upon such reduction date, the respective Commitments of each Lender shall be reduced proportionately based upon their respective Commitments Percentages immediately prior to the effectiveness of such reduction of the Revolving Credit Limit.

     3. Increase of Commitment. The aggregate Commitment of all Lenders is increased from $40,000,000 to $55,000,000; the amount of NationsBank's Commitment is increased from $25,500,000 to $35,000,000; and the amount of Bank of America's Commitment is increased from $14,500,000 to $20,000,000.

     4. Costs. The Borrower shall pay all reasonable out-of-pocket costs and expenses incurred by the Agent or any Lender in connection with the negotiation, preparation, execution and consummation of this Amendment and the transactions contemplated by this Amendment, including, without limitation, the reasonable fees and expenses of counsel to the Agent and the Lenders.

     5.   Miscellaneous.

     5.1 Headings. Section headings are for reference only and shall not affect the interpretation or meanings of any provision of this Amendment.

     5.2 Effect of this Amendment. The Original Financing Agreement, as amended by this Amendment, shall remain in full force and effect except that any reference therein, or in any other Loan Document referring to the Original Financing Agreement, shall be deemed to refer to the Original Financing Agreement as amended by this Amendment.

     5.3 GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS AND APPLICABLE FEDERAL LAW.

     5.4 Counterparts. This Amendment may be executed by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed an original but all such counterparts shall constitute but one and the same Amendment.

     5.5 NO ORAL AGREEMENTS. THE Original Financing Agreement, AS AMENDED BY THIS AMENDMENT, TOGETHER WITH THE OTHER LOAN DOCUMENTS, REPRESENTS THE ENTIRE AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN OR AMONG THE PARTIES.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective duly authorized officers as of the date first above written.

BORROWER:

ENCORE WIRE CORPORATION


By:  /s/ SCOTT WEAVER
    ---------------------------------
Name:    Scott Weaver
      -------------------------------
Title:   VP - Finance
       ------------------------------

LENDERS AND AGENT:


NATIONSBANK, N.A.
Individually and as Agent



By:
    ---------------------------------
    Todd M. Burns, Vice President



BANK OF AMERICA, TEXAS, N.A.


By:
    ---------------------------------
Name:
      -------------------------------
Title:
       ------------------------------


                            CONFIRMATION OF GUARANTY


     EWC Leasing Corp. ("Guarantor"), a wholly-owned subsidiary of Encore Wire Corporation, hereby acknowledges the matters covered by the Second Amendment to Second Amended and Restated Financing Agreement to which this Confirmation of Guaranty is attached and confirms that, notwithstanding such matters, the Guaranty By Corporation dated as of June 9, 1997 issued by Guarantor to and in favor of NationsBank of Texas, N.A. (and now in favor of NationsBank, N.A. as a result of the merger of NationsBank of Texas, N.A. with and into NationsBank, N.A.) and the Guaranty By Corporation dated as of June 9, 1997 issued by Guarantor to and in favor of Bank of America, Texas, N.A. remain in full force and effect as continuing obligations of Guarantor, enforceable against Guarantor in accordance with their respective terms.

     In Witness Whereof, this Confirmation of Guaranty is executed and delivered as of the 15th day of June, 1998.

                                   EWC LEASING CORP.


                                   By:  /s/ SCOTT D. WEAVER
                                      -----------------------------------------
                                            Scott D. Weaver
                                            Vice President




                                       3